UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

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☐	Soliciting Material under §240.14a-1

Staples, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STAPLES, INC.

Supplement to
Proxy Statement Relating to 2015 Annual Meeting of Stockholders

This proxy statement supplement, dated May 6, 2015, supplements the definitive proxy statement (the “Proxy Statement”) of Staples, Inc. (the “Company”) filed with the Securities and Exchange Commission on April 13, 2015 relating to the 2015 Annual Meeting of Shareholders to be held at the Umstead Hotel, 100 Woodland Pond Drive, Cary, North Carolina on June 1, 2015 at 4:00 pm local time.

The purpose of this supplement is to correct two inadvertent errors:

●

The bar graph on page 39 of the Proxy Statement stated that the CEO’s 2014 as reported and realizable pay was $11.7 million and $6.7 million, respectively. However, the CEO’s 2014 as reported pay was $12.4 million, as disclosed in the Summary Compensation Table. The 2014 realizable pay in the bar graph is correct.

●	The definition of Sales Growth % on page 44 of the Proxy Statement erroneously stated that the Company’s 2013 financial statements included a 53rd week.